Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), is made as of January 26, 2015 (the “Effective Date”), by and among Concierge Technologies, Inc., a Nevada corporation publicly traded over-the-counter under the symbol “CNCG” (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”). The Company and Purchasers may be referred to herein as a “Party,” or collectively as the “Parties.”

RECITALS

A.           Purchasers desire to purchase and Company desires to sell, upon the terms and conditions set forth in this Agreement, shares of common stock (“Common Stock”) and Series B preferred stock (“Series B Preferred Stock”) (collectively, the “Securities”) of the Company via subscription agreements (the “Subscription Agreements”), in the forms attached hereto as Exhibit A and Exhibit B, respectively, in the aggregate principal amount of $3,000,000, such that, immediately following such purchase, Purchasers acquire a 70% controlling interest in the Company on a fully diluted basis, upon the terms and subject to the limitations and conditions set forth herein and in such Subscription Agreements (the “Transaction”);

B.           This Agreement, the Subscription Agreements, and all and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

C.           Company and Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

NOW, THEREFORE, in consideration of the promises, and of the representations, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Purchase and Sale of Securities.

a. Purchase of Securities. Upon the terms and subject to the conditions set forth in this Agreement, at Closing (as hereinafter defined) Company shall issue and sell to Purchasers the Securities set forth in the Subscription Agreements and Purchasers agree to purchase the Securities from the Company via the Subscription Agreements.  In consideration thereof, each Purchaser shall pay the amount designated as the cash purchase price on Purchaser’s signature page to this Agreement (the “Purchase Price”).  In the aggregate, 400,000,000 shares of Common Stock and 32,451,499 shares of Series B Preferred Stock will be issued to the Purchasers in exchange for $3,000,000 USD to the Company.

b. Form of Payment.  At Closing, (i) Purchaser shall pay the Purchase Price to the Company by delivering the Purchase Price by wire transfer of immediately available funds to the Company, in accordance with the wire instructions set forth in the Subscription Agreements; and (ii) the Company shall deliver the duly executed Subscription Agreements on behalf of the Company, to each Purchaser, against delivery of such Purchase Price.

c. Closing. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 6, the closing of the Transaction contemplated by this Agreement (the “Closing”) shall take place at the offices of Horwitz + Armstrong, LLP, 26475 Rancho Parkway South, Lake Forest, CA 92630, or such other place as mutually agreed upon by the Parties, at 9:00 am, local time, on or about January 26, 2015, or such other mutually agreed upon time.

d. Bridge Loans; Purchase Price Calculations. Certain Purchasers previously provided certain loans totaling $100,000 to the Company (the “Bridge Loans”).  Per the terms of the Bridge Loans, the principal balance of the Bridge Loans plus interest is due and payable out of the proceeds of this Agreement. The Purchase Price, therefore, shall be computed as follows: the full subscription amount of the Securities acquired (the “Subscription Amount”), less the Bridge Loans advanced by Purchaser.

2. Company’s Representations and Warranties.  Company does hereby represent and warrant to Purchasers as follows:

a. Company has been duly organized and validly exists as a corporation in good standing under the laws of the State of Nevada. Company has all requisite corporate power and authority, and all material and necessary authorizations to own or lease its properties and conduct its business as currently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the location of its assets and/or the nature of its business makes such qualification necessary. Company has the necessary corporate power to enter into this Agreement and to carry out the provisions and conditions of this Agreement.  True and correct copies of the current Articles of Incorporation (including the certificates of designation relating to all preferred stock) and Bylaws of the Company have been provided to Purchasers or are otherwise filed and accessible on the SEC’s EDGAR filing system. A true and correct copy of all material minutes of director and stockholder meetings and all material actions by written consent without a meeting by the directors and stockholders of the Company since the date of incorporation in the current possession of the Company have been provided to the Purchasers. To the best of the knowledge of the Company’s current management, the documentation provided accurately reflects all material actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

b. All corporate action required to be taken by the Company’s Board of Directors and stockholders, if necessary, in order to (i) authorize the Company to enter into the Transaction Documents, (ii) issue the Securities at the Closing and the Common Stock issuable upon conversion of the Series B Preferred Stock, and (iii) waive any applicable state law, stock exchange or contractual “antitakeover” or comparable provision has been taken or will be taken prior to the Closing. Without in any way limiting the foregoing, the general restrictions set forth in Nevada Revised Statutes (“NRS”) Section 78.438 do not apply to the Transaction by reason of board approval of this Transaction as set forth in NRS Section 78.438(a), and the potential limitation on voting of the Securities and other provisions of NRS Section 78.378 et seq. do not apply to the Transaction by reason of NRS Section 78.3788.  This Agreement has been duly and validly authorized, executed and delivered by Company and represents a valid and binding agreement of Company, enforceable in accordance with its respective terms, except to the extent that the enforceability hereof or thereof may be limited by (X) bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, or (Y) limitations upon the power of a court to grant specific performance or any other equitable remedy.

c. The Securities and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock have been duly authorized by the Company and, when issued in accordance with the Transaction Documents, will be validly issued, fully paid and non-assessable upon delivery, free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. All issued and outstanding Securities and equity interests in Company have been duly authorized and validly issued and are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws.

d. Company is not in violation of its Articles of Incorporation or Bylaws (the “Charter Documents”) and the consummation of the Transaction contemplated herein shall not constitute a violation of the Charter Documents. Company is not in material violation of (i) any note, indenture or mortgage, or (ii) any lease, agreement, contract or purchase order to which it is a party or by which it is bound.

e. Company represents and warrants that its outstanding capitalization (including any outstanding stock, convertible securities, warrants, options or rights or commitments to issue any of the foregoing, contingent or fixed) consists of the following as of the date of this Agreement:

Common
Authorized	900,000,000
Outstanding	338,235,368

Preferred Convertible	50,000,000
Series A, convertible to common at ratio of 1:5
Authorized	5,000,000
Outstanding	206,186
Series B, convertible to common at ratio of 1:20
Authorized	45,000,000
Outstanding	5,092,045

Warrants
None
Options
None
Pending
Polly Force (CS)	8,270,000

Summary
Series A equivalent	1,030,930
Series B equivalent	101,840,900
Common	338,235,368

Total Issued and Outstanding fully diluted	449,377,198

f. Except for the conversion privileges of the Series A Preferred Stock and the Series B Preferred Stock, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights), debentures or agreements, oral or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock. Except as provided in the Registration Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities.

g. Except for Wireless Village, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity.  The Company is not a participant in any joint venture, partnership or similar arrangement.  Company does not own, and has never owned, any real property.

h. Company owns or possesses the requisite licenses or other rights to use all trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses that it utilizes in connection with its business. There is no material claim or action by any person pertaining to, or proceeding, pending or threatened, which challenges the exclusive rights of Company with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses used in the conduct of Company’s businesses.

i. The execution, delivery and performance by Company of this Agreement and the consummation by Company of the other transactions to which it is a party and as contemplated hereby do not and will not: (i) conflict with or violate any provision of Company’s Charter Documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, upon any of the properties or assets of Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which Company is a party or by which any property or asset of Company is bound or affected, or (iii) subject to the Required Approvals, as defined by section (j) below, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or government authority to which Company is subject (including federal and state securities laws and regulations).

j. Company is not required to obtain any consent, waiver, authorization or order of any court or other federal, state, local or other governmental authority, or the shareholders or any third party under any contract to which the Company is a party, in connection with the execution, delivery and performance by Company of this Agreement and the Transaction Documents, and the performance of its obligations hereunder, other than (i) the filing of Current Reports on Form 8-K with the SEC, and (ii) such other filings as are required to be made under applicable federal and state securities laws (collectively, the “Required Approvals”).

k. Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”).  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no pending comments or queries from the SEC with respect to the SEC Reports. The financial statements of Company included in the SEC Reports (“Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with U.S. GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by U.S. GAAP, and fairly present in all material respects the financial position of Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Except as set forth in the Financial Statements, Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date thereof; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not be material.

l. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the best knowledge of Company, threatened against or affecting Company or any of its properties or its officers or directors in connection with their roles as such before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Securities, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of Company or the performance of its obligations under this Agreement. Neither Company nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the best knowledge of Company, there is not pending or contemplated, any investigation by the SEC involving Company or any current or former director or officer of Company.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Company under the Securities Act. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act is applicable to the Company or, to the Company’s knowledge, any person listed in the first paragraph of Rule 506(d)(1).

m. Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business.  Company: (i) is not in material violation of any order of any court, arbitrator or governmental body, or (ii) is not or has not been in material violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment.

n. There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid.  There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed.  There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency.  The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

o. The representations and warranties and statements of fact made by Company in this Agreement are, as applicable, accurate, correct, and complete and do not contain any untrue statement of a material fact or omit any information necessary to make the information contained herein not false or misleading.

3. Purchasers’ Representations and Warranties.  Each Purchaser does hereby represent and warrant to Company as follows:

a. Purchaser is able to protect its interests in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that render it capable of evaluating the merits and risks of the prospective investment in Company, and has the ability to bear the economic risks of the investment.

b. Purchaser acknowledges that the Securities will initially be “restricted securities” (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (“Rule 144”)), that the Securities will include a restrictive legend described in Section 7(k), and that the Securities cannot be sold unless registered with the SEC and qualified by appropriate state securities regulators, or unless Purchaser otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

c. Purchaser has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Securities and a complete loss of its investment.

d. Purchaser has had a full opportunity to inspect the books and records of Company and to make any and all inquiries of Company and its officers and directors.

e. Purchaser has completed the Accredited Investor Questionnaire and Representations as provided in the Subscription Agreements demonstrating that Purchaser is in fact an Accredited Investor, as defined in Regulation D of the Securities Act of 1933, as amended.

f. Purchaser is acquiring the Securities solely for its own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Securities.

g. Purchaser will not sell or otherwise transfer the Securities without registration under the Act or an exemption therefrom and understands and agrees that it must bear the economic risk of the acquisition for an indefinite period of time because, among other reasons, the Securities have not been registered under the Act or qualified under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered or unless an exemption from such registration is available.

h. There is no Action presently pending or threatened which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Purchaser, or the performance of its obligations under this Agreement.

i. The representations and warranties and statements of fact made by Purchaser in this Agreement are, as applicable, accurate, correct, and complete and do not contain any untrue statements and information contained herein not false or misleading.

4.  Company Covenants.

a. Stockholder Approval. Following Closing, Company agrees to take all such actions as may be necessary to seek the approval of the Company’s stockholders of an amendment to the Company’s Articles of Incorporation to the extent necessary to effect a reverse stock split or an increase in the authorized shares of Common Stock of the Company, or a combination of both, such that, following the effectiveness of such amendment, Company will have sufficient authorized but unissued shares of Common Stock available to satisfy the conversion of all issued and outstanding Series A Preferred Stock and Series B Preferred Stock. In connection with the foregoing, Company shall seek such approval as and when requested by Purchasers and shall not impose a higher approval requirement for such amendment, or seek to exclude from such vote any Securities held by Purchasers, and all current members of the Board of Directors, to the extent still in office, shall recommend that stockholders vote for such amendment.

b. No Solicitation. Except as necessary to comply with applicable fiduciary duties, between the date hereof and Closing, Company shall not, directly or indirectly, (i) take any action to solicit, initiate, encourage or assist the submission of any proposal, negotiation or offer from any person or entity other than the Purchasers relating to the sale or issuance, of any of the capital stock of the Company or the acquisition, sale, lease, license or other disposition of the Company or any material part of the stock or assets of the Company, or (ii) enter into any discussions, negotiations or execute any agreement related to any of the foregoing, in each case other than with Purchasers. Company shall notify the Investors promptly of any inquiries by any third parties in regards to the foregoing.

c. Current in Filings.  Company agrees to timely make all filings required to be made by it under the 1933 Act, the 1934 Act, Rule 144 or any United States securities laws and regulations thereof applicable to Company or by the rules and regulations of its principal trading market, and such filings shall conform to the requirements of applicable laws, regulations and government agencies.

d. Compliance.  Company shall take all such actions to ensure that it is not: (i) in default under or in violation of (or permit to occur any action that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), or (ii) in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a material adverse effect on the Parties’ rights under the Agreement.

e. Business.  Company agrees to carry on its business as is now being conducted and that there will be no material adverse change in the business of the Company prior to Closing.

f. Use of Proceeds.  The Company shall use the net proceeds received hereunder for working capital and general corporate purposes as well as the payment of certain existing debts owed by the Company. The Parties acknowledge and agree that the below debts shall be paid a reasonable period of time following Closing from the proceeds provided by Purchasers hereunder. Below are the debts which must be paid out of the proceeds of this Agreement (less any amounts paid from proceeds of the Bridge Loans) subject to the timing of said payment and an understanding that all amounts are approximate and/or may be negotiable:

Polly Force Company ltd.	$122,000
KBM Worldwide	34,500
Loans from Officers/Directors	28,000
Various Vendors of Concierge	30,000
Loan payable, L.P.Brown	50,000
Janus Cam trade payables	300,000
Total Use of Proceeds (approx.)	$564,500

g. Management Appointments.

i. Size of Board. The size of the Company’s Board of Directors shall be set at seven (7) members.

ii.  Board Composition. Nicholas Gerber shall be appointed as the Chairman of the Board of Directors at Closing.  Purchasers shall have the right to appoint five (5) of the seven (7) Board positions at Closing.  Purchaser(s) representatives on the Board will be accorded no less favorable treatment than any other Board member with respect to all matters, including, without limitation, expense reimbursement, stock options or grants, benefits, and access to Company information and management.  At Closing, all current directors will resign, with the exception of David Neibert and Matt Gonzalez who will remain as members of the Board.

iii. Officer Appointments. Nicholas Gerber shall be appointed as the Chief Executive Officer at Closing. All other current officers of the Company shall resign at Closing.  The Board will have the authority to appoint successor officers to replace the newly departed officers.

iv. David Neibert Consulting Agreement.  Current officer and director David Neibert will be engaged by the Company as a consultant post-Closing for a period not less than twelve (12) months.  See the Consulting Agreement attached hereto as Exhibit C.

5.  Indemnification and Survival of Representation.

a. Subject to the provisions of this Section 5, the Parties agree to indemnify, hold harmless, and defend the other, and its officers, directors, and agents against any damages, liabilities, costs, claims, proceedings, investigations, penalties, judgments, deficiencies, including taxes, expenses (including, but not limited to, any and all interest, penalties, and expenses whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) and losses (each, a “Claim” and collectively, “Claims”) to which the other Party may become subject arising out of or based on any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by a Party in this Agreement.

b. Notwithstanding any provision in this Agreement to the contrary, all representations and warranties made by the Parties, other than those set forth in 2(e), shall survive for 18 months after the Closing, and thereafter will terminate, together with any associated right of indemnification pursuant to Section 5(a).

6.  Closing Conditions.

a. Each Purchaser’s obligation to complete the Closing and to the deliver the Purchase Price payment shall be subject to the satisfaction of each of the following conditions:

i. At or prior to the Closing, Company must have delivered or caused to be delivered to Purchaser the following:

1.  This Agreement duly executed by Company;

2. The Subscription Agreements set forth in Exhibit A and/or Exhibit B, respectively, duly executed by the Company;

3. The Consulting Agreement with David Neibert set forth in Exhibit C duly executed by the Company;

4. The Registration Rights Agreement set forth in Exhibit D duly executed by the Company;

5. The Indemnification Agreements set forth in Exhibit E duly executed by the Company;

6. Resolutions duly adopted by the Board of Directors of Company approving the Transaction Documents, the issuance of the Securities and the resignations of officers and directors as provided in this Agreement;

7. An instruction letter signed by Company’s sole officer addressed to Company’s transfer agent of record, in a form reasonably acceptable to Purchaser and consistent with the terms of this Agreement, instructing the transfer agent to issue stock certificates representing the Securities to be delivered pursuant to this Agreement registered in Purchaser’s name

8. An opinion of outside counsel to the Company in form and substance satisfactory to the Purchasers regarding the matters contemplated by this Agreement.

ii. Company’s representations and warranties herein contained shall be true at the Closing with the same effect as though made at such time. Company shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing, and Purchasers shall have received a certificate to such effect signed by the Company’s Chief Executive Officer.

iii. At the Closing, no material changes to Company’s business or financial condition shall have occurred since the date of this Agreement.

iv.  At the Closing, Company will be current in all SEC filings.

v. The Board shall have made the Board appointments contemplated by Section 4(h), to be effective at the Closing.

b. Company’s obligation to complete the Closing pursuant to this Agreement shall be subject to the satisfaction of each of the following conditions:

i. At or prior to the Closing, each Purchaser must have delivered or caused to be delivered to Company the following:

1.  This Agreement duly executed by each Purchaser;

2.  The Subscription Agreements duly executed by each Purchaser

3. The Registration Rights Agreement, executed by Purchasers;

4. The Indemnification Agreements, executed by Purchasers;

5. The Purchase Price; and

6. Such other documentation as Company may reasonably request in connection with the Transaction contemplated hereby.

ii. The representations and warranties of each Purchaser in this Agreement shall be true at the Closing with the same effect as though made at such time. Purchaser shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with at or prior to the Closing, and the Company shall have received a certificate to such effect signed by each Purchaser.

7.	General Provisions.

a. Governing Law; Attorneys’ Fees. This agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California, without giving effect to the rules of conflicts of law.  In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees, deposition costs, and expenses paid by such prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses.

b. Venue. The Parties agree that the Courts of the County of Orange, State of California shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the Transaction contemplated herein.

c. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

d. Entire Agreement. This Agreement and the Transaction Documents represents the entire agreement between the Parties relating to the subject matter hereof, superseding any and all contemporaneous and prior written or oral agreements and understandings. This Agreement may not be modified or amended nor may any right be waived except by a writing signed by the party against whom the modification or waiver is sought to be enforced.

e. Survival. The representations, warranties and covenants of the Company and Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

f. Headings. The captions and headings contained herein are solely for convenience of reference and do not constitute a part of this Agreement.

g. Amendment. This Agreement may be amended or modified only by a written agreement signed by the Parties.

h. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

i. Notices. Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (1) in person, (2) by certified mail, postage prepaid, return receipt requested, (3) by facsimile or electronic mail, or (4) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows, or to such other address as either party may from time to time specify in writing to the other party consistent with these notice provisions:

If to Company:

Concierge Technologies, Inc.
29115 Valley Center Rd., K-206
Valley Center, CA 92082
Attn: David Neibert, CEO
Fax:  888.312.0124
E-mail:

If to Purchaser:   See Signature Pages hereto.

j. Non-Waiver.  No delay or omission to exercise any right, power or remedy accruing to any Party upon any breach or default under this Agreement shall impair any such right, power or remedy of the non-breaching party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

k. Legend.  The Securities will bear the following legend; THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS A COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED, OR, UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.

l. Transaction Costs.  Except as provided herein, Company and Purchasers shall bear their own expenses incurred with respect to this Agreement and the Transaction contemplated hereby.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CONCIERGE TECHNOLOGIES, INC.

By:	/s/
Name: David Neibert
Title: Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SUBSCRIPTION AMOUNT:                           $_______________________

PURCHASE PRICE:                                          $_________________________

Name of Purchaser: _________________________________________________________
Signature of Authorized Signatory of Purchaser: __________________________________
Name of Authorized Signatory: ____________________________________________________
Title of Authorized Signatory: _____________________________________________________
Email Address of Authorized Signatory: _____________________________________________
Facsimile Number of Authorized Signatory: __________________________________________
Address for Notice to Purchaser: __________________________________________________

_____________________________________________________________________________

ATTACHED EXHIBITS:

Exhibit A	Form of Subscription Agreement – Common Stock
Exhibit B	Form of Subscription Agreement – Series B Preferred Stock
Exhibit C	Consulting Agreement
Exhibit D	Registration Rights Agreement
Exhibit E	Form of Indemnification Agreement